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                                                  EXHIBIT 10.10.1 - FORM OF NOTE

                                                                    EXHIBIT 1.01
                                                                    ------------

Payment of this Note is subject to the terms and conditions of a Subordination Agreement dated October 15, 1998 between the Company and Fleet National Bank. A copy of said Subordination Agreement may be obtained, upon written request of any holder of this Note, from Fleet National Bank, One Federal Street, Boston, MA 02110.

                              CANDELA CORPORATION

                                 NOTE DUE 2006

$_____________                                                  October 15, 1998

         For value received, CANDELA CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to [NAME OF REGISTERED HOLDER] or registered assigns (hereinafter referred to as the "Payee"), on or before October 31, 2006, the principal sum of ______________________________ Dollars ($_____________) or
such part thereof as then remains unpaid, and to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of nine and three-quarters percent (9-3/4%) per annum, such interest to be payable quarterly on the last day of April, July, October and January, the first such payment to be due and payable on October 31, 1998, until the whole amount of the principal hereof remaining unpaid shall become due and payable, and to pay interest at the rate of fourteen percent (14%) (so far as the same may be legally enforceable) on all overdue principal (including any overdue required redemption), premium and interest. Principal, premium, if any, and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on the basis of a 360-day year and a 30-day month.

         This Note is issued pursuant to and is entitled to the benefits of a certain Note and Warrant Purchase Agreement, dated as of October 15, 1998, between the Company and the Persons listed in the Schedule of Purchasers attached thereto (as the same may be amended from time to time, hereinafter referred to as the "Agreement"), and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement, including, without limitation, that (i) this Note is subject to mandatory prepayments as specified in said Agreement, (ii) the principal of and interest on this Note is subordinated to Senior Debt, as defined in the Agreement, and (iii) in case of an Event of Default, as defined in the Agreement, the principal of this Note may become or may be declared due and payable in the manner and with the effect provided in the Agreement.

         As further provided in the Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

         This Note is secured by and entitled to the benefits of a certain Security Agreement (as that term is defined in the Agreement), dated October 15, 1998, between the Company and the Persons listed in the Schedule of Purchasers to the Agreement.

         In case any payment herein provided for shall not be paid when due, the Company promises to pay all cost of collection, including all reasonable attorney's fees.

         This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.
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         The Company and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

                                       CANDELA CORPORATION


                                       By_____________________________________
                                       F. Paul Broyer, Chief Financial Officer

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